UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2004

FLUOR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16129	33-0927079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise Drive Aliso Viejo, California (Address of Principal Executive Offices)	92656-2606 (Zip Code)

(949) 349-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     On February 19, 2004, Fluor Corporation, a Delaware corporation (the “Company”), completed the offer, sale and issuance of an additional $30,000,000 aggregate principal amount of its 1.50% Convertible Senior Notes due 2024 (the “Notes”). The additional $30,000,000 aggregate principal amount of the Notes was offered and sold pursuant to the exercise in full of the over-allotment option granted by the Company under the Underwriting Agreement, dated February 10, 2004, among the Company and the underwriters listed on Schedule I thereto and was issued pursuant to the Indenture, dated as of February 17, 2004 and as supplemented by the First Supplemental Indenture, dated as of February 17, 2004, between the Company and The Bank of New York, as Trustee.

     In connection with the offering and issuance of the additional $30,000,000 aggregate principal amount of the Notes, the Company is hereby filing certain exhibits which are incorporated by reference herein, see “Item 7. Exhibits.”

Item 7. Exhibits.

     (c) The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

1	Underwriting Agreement, dated February 10, 2004, by and among the Company and the underwriters listed on Schedule I thereto with respect to the issuance and sale of the Notes.*

4.1	Indenture, dated as of February 17, 2004, by and between the Company and The Bank of New York, as Trustee.*

4.2	First Supplemental Indenture, dated as of February 17, 2004, by and between the Company and The Bank of New York, as Trustee.*

5	Opinion of Gibson, Dunn & Crutcher LLP regarding the validity of the Notes.

23	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5).

*	Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on February 17, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2004	FLUOR CORPORATION

	By:	/s/ Lawrence N. Fisher

Lawrence N. Fisher, Esq. Senior Vice President—Law and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1	Underwriting Agreement, dated February 10, 2004, by and among the Company and the underwriters listed on Schedule I thereto with respect to the issuance and sale of the Notes.*

4.1	Indenture, dated as of February 17, 2004, by and between the Company and The Bank of New York, as Trustee.*

4.2	First Supplemental Indenture, dated as of February 17, 2004, by and between the Company and The Bank of New York, as Trustee.*

5	Opinion of Gibson, Dunn & Crutcher LLP regarding the validity of the Notes.

23	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5).

*	Incorporated herein by reference from the Company’s Current Report on Form 8-K filed on February 17, 2004.